EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransCanada Corporation

We consent to incorporation by reference in the following registration statements of the Company of our auditors' report dated February 23, 2009 (except as to Note 1 which is as of June 12, 2009) with respect to the refiled reconciliation to United States GAAP contained in the Form 6-K dated June 12, 2009 of the Company:

•	Registration Statement (No. 333-5916) on Form S-8 dated November 4, 1996 and the Post-Effective Amendment No. 1 to Form S-8 dated May 15, 2003;

•	Registration Statement (No. 333-8470) on Form S-8 dated March 18, 1998 and the Post-Effective Amendment No. 1 to Form S-8 dated May 15, 2003;

•	Registration Statement (No. 333-9130) on Form S-8 dated July 15, 1998 and the Post-Effective Amendment No. 1 to Form S-8 dated May 15, 2003;

•
Registration Statement (No. 33-13564) on Form S-3 dated April 16, 1987 and the Post-Effective Amendment No. 2 on Form F-3 to Form S-3 dated December 5, 1996, and the Post-Effective Amendment No. 3 on Form F-3 to Form S-3 dated June 19, 2003;

•	Registration Statement (No. 333-6132) on Form F-3 dated December 5, 1996, as amended by Post-Effective Amendment No. 1 to Form F- 3 dated June 19, 2003;

•	Registration Statement (No. 333-151781) on Form F-10 dated June 19, 2008 and Amendment No. 1 to Form F-10 dated July 3, 2008; and

•	Registration Statement (No. 333-151736) on Form S-8 dated June 18, 2008 and the Post-Effective Amendment No. 1. to Form S-8 dated December 22, 2008.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada

June 12, 2009